                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

SUBSIDIARY                                        JURISDICTION OF INCORPORATION
----------                                        -----------------------------

AmericasDoctor.com                                Delaware
Medical Mall, Inc.